Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-261959, 333-273978, 333-276423, and 333-286888 on Form S-8 of our reports dated March 16, 2026, relating to the financial statements of Douglas Elliman Inc. and the effectiveness of Douglas Elliman Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Miami, Florida
March 16, 2026